Exhibit 99.1   NEWS RELEASE

As previously announced, TDS will hold a teleconference August 3, 2018, at 9:30 a.m. CDT. Listen to the call live via the Events & Presentations page of investors.tdsinc.com.

 FOR IMMEDIATE RELEASE

 TDS reports second quarter 2018 results

U.S. Cellular raises guidance

CHICAGO, (August 3, 2018) — Telephone and Data Systems, Inc. (NYSE:TDS) reported total operating revenues of $1,255 million for the second quarter of 2018, versus $1,247 million for the same period one year ago. Net income available to TDS shareholders and related diluted earnings per share were $33 million and $0.29, respectively, for the second quarter of 2018, compared to $10 million and $0.09, respectively, in the same period one year ago.

“The TDS family of companies produced strong results this quarter and made significant progress toward achieving long-term strategic goals,” said LeRoy T. Carlson, Jr., TDS President and CEO. “U.S. Cellular drove high customer loyalty, increased its profitability and continued making enhancements to its high-performing network. TDS Telecom continued investing in its broadband strategy, generating further expansion of its broadband customer base.

“U.S. Cellular added postpaid handsets, driven in part by exceptionally low postpaid handset churn. Higher inbound roaming activity and sales of high-margin device protection plans and accessories contributed to revenue growth. U.S. Cellular effectively managed cost reduction programs, which included lower system operations expense even with significantly higher data traffic.  All in, Adjusted EBITDA increased 25% in the quarter and U.S. Cellular raised its guidance for the year. U.S. Cellular also continued its network enhancements with commercial rollout of VoLTE in the California, Oregon and Washington markets.

“TDS Telecom continued to focus intensely on increasing broadband penetration. Also, increasing video connections and customer demand for faster broadband speeds generated higher residential revenue per connection, which helped offset declining wholesale and commercial revenues. TDS Telecom increased capital expenditures to support Federal A-CAM buildouts and strategic fiber initiatives. Cable operations generated substantially higher cable revenues primarily through continued increases in broadband connections. This is the ninth consecutive quarter of double-digit cable broadband growth.”

2018 Estimated Results

TDS’ current estimates of full-year 2018 results for U.S. Cellular, TDS Telecom, and TDS are shown below.  Such estimates represent management’s view as of August 3, 2018.  Such forward-looking statements should not be assumed to be current as of any future date.  TDS undertakes no duty to update such information, whether as a result of new information, future events, or otherwise.  There can be no assurance that final results will not differ materially from such estimated results.

2018 Estimated Results

	U.S. Cellular		TDS Telecom (1)		TDS (1)(2)
	Current (3)	Previous	Current (3)	Previous	Current (3)	Previous
(Dollars in millions)
Total operating revenues	$3,925-$4,025	$3,850-$4,050	$900-$950	Unchanged	$5,055-$5,205	$5,015-$5,265
Adjusted OIBDA (4)(5)	$700-$800	$625-$775	$290-$320	Unchanged	$985-$1,115	$925-$1,105
Adjusted EBITDA (4)	$850-$950	$765-$915	$300-$330	Unchanged	$1,145-$1,275	$1,075-$1,255
Capital expenditures	$500-$550	Unchanged	$270	Unchanged	$790-$840	Unchanged

The following tables provide reconciliations of Net income to Adjusted OIBDA and Adjusted EBITDA for 2018 estimated results, actual results for the six months ended June 30, 2018, and actual results for the year ended December 31, 2017. In providing 2018 estimated results, TDS has not completed the below reconciliation to Net income because it does not provide guidance for income taxes.  Although potentially significant, TDS believes that the impact of income taxes cannot be reasonably predicted; therefore, TDS is unable to provide such guidance.

	2018 Estimated Results

	U.S. Cellular (3)	TDS Telecom (1)(3)	TDS (1)(2)(3)
(Dollars in millions)
Net income (GAAP)	N/A	N/A	N/A
Add back:
Income tax expense (benefit)	N/A	N/A	N/A
Income before income taxes (GAAP)	$110-210	$80-110	$90-220
Add back:
Interest expense	110	–	170
Depreciation, amortization and accretion expense	640	220	895
EBITDA (Non-GAAP) (4)	$860-960	$300-330	$1,155-1,285
Add back or deduct:
(Gain) loss on asset disposals, net	10	–	10
(Gain) loss on license sales and exchanges, net	(20)	–	(20)
Adjusted EBITDA (Non-GAAP) (4)	$850-950	$300-330	$1,145-1,275
Deduct:
Equity in earnings of unconsolidated entities	135	–	135
Interest and dividend income	15	5	20
Other, net (6)	–	5	5
Adjusted OIBDA (Non-GAAP) (4)(5)	$700-800	$290-320	$985-1,115

	Actual Results

	Six Months Ended June 30, 2018 (3)			Year ended December 31, 2017
	U.S. Cellular	TDS Telecom (1)	TDS (1)(2)	U.S. Cellular	TDS Telecom (1)	TDS (1)(2)
(Dollars in millions)
Net income (GAAP)	$107	$37	$101	$15	$138	$157
Add back or deduct:
Income tax expense (benefit)	40	12	45	(287)	(13)	(279)
Income (loss) before income taxes
(GAAP)	$147	$48	$146	$(272)	$125	$(122)
Add back:
Interest expense	58	(1)	86	113	–	170
Depreciation, amortization and
accretion expense	317	107	441	615	195	844
EBITDA (Non-GAAP) (4)	$522	$155	$673	$456	$319	$892
Add back or deduct:
Loss on impairment of goodwill	–	–	–	370	–	262
(Gain) loss on asset disposals, net	2	1	3	17	3	21
(Gain) loss on sale of business and
other exit costs, net	–	–	–	(1)	–	(1)
(Gain) loss on license sales and
exchanges, net	(17)	–	(17)	(22)	–	(22)
Adjusted EBITDA (Non-GAAP) (4)	$507	$156	$659	$820	$323	$1,152
Deduct:
Equity in earnings of unconsolidated
entities	78	–	78	137	–	137
Interest and dividend income	7	3	11	8	5	15
Other, net (6)	(1)	1	2	–	3	4
Adjusted OIBDA (Non-GAAP) (4)(5)	$423	$152	$568	$675	$314	$996

Note: Totals may not foot due to rounding differences.

(1)

TDS has re-evaluated internal reporting roles with regard to its HMS business unit and, as a result, has changed its reportable segments.  Effective January 1, 2018, HMS is no longer reported under TDS Telecom.  Prior periods have been recast to conform to the revised presentation.

(2)	The TDS column includes U.S. Cellular, TDS Telecom and also the impacts of consolidating eliminations, corporate operations and non-reportable segments (including HMS as indicated in Note (1) above).
(3)

As of January 1, 2018, TDS adopted the new revenue recognition standard, ASC 606, using a modified retrospective approach.  Under this method, the new accounting standard is applied only to the most recent period presented.  As a result, 2018 amounts include the impacts of ASC 606, but 2017 amounts remain as previously reported, except as specifically stated.

(4)

EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliation above.  EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity.  TDS does not intend to imply that any such items set forth in the reconciliation above are non-recurring, infrequent or unusual; such items may occur in the future.  Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate.  Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of TDS’ operating results before significant recurring non-cash charges, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of TDS’ financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance.  Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, and gains and losses, while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities.  The table above reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income or Income (loss) before income taxes.

(5)	Additional information and reconciliations related to Non-GAAP financial measures for June 30, 2018, can be found on TDS' website at investors.tdsinc.com.
(6)

ASU 2017-07, regarding net periodic pension cost and net periodic postretirement benefit cost was adopted as of January 1, 2018, and applied retrospectively.  All prior period numbers have been recast to conform to this standard.

Conference Call Information

TDS will hold a conference call on August 3, 2018 at 9:30 a.m. Central Time.

  Access the live call on the Events & Presentations page of investors.tdsinc.com or at https://www.webcaster4.com/Webcast/Page/1145/26840.
  Access the call by phone at 877-273-7192 (US/Canada), conference ID: 3387588.

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.tdsinc.com. The call will be archived on the Events & Presentations page of investors.tdsinc.com.

About TDS

Telephone and Data Systems, Inc. (TDS), a Fortune 1000® company, provides wireless; cable and wireline broadband, TV and voice; and hosted and managed services to approximately 6 million connections nationwide through its businesses, U.S. Cellular, TDS Telecom, BendBroadband and OneNeck IT Solutions. Founded in 1969 and headquartered in Chicago, TDS employed 9,600 people as of June 30, 2018.

Visit investors.tdsinc.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.

Contacts

Jane W. McCahon, Senior Vice President - Corporate Relations and Corporate Secretary

312-592-5379

jane.mccahon@tdsinc.com

Julie D. Mathews, IRC, Director - Investor Relations

312-592-5341

julie.mathews@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: intense competition; the ability to execute TDS’ business strategy; uncertainties in TDS’ future cash flows and liquidity and access to the capital markets; the ability to make payments on TDS and U.S. Cellular indebtedness or comply with the terms of debt covenants; impacts of any pending acquisitions/divestitures/exchanges of properties and/or licenses,  including, but not limited to, the ability to obtain regulatory approvals, successfully complete the transactions and the financial impacts of such transactions; the ability of the company to successfully manage and grow its markets; the access to and pricing of unbundled network elements; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings of TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; pending and future litigation; changes in income tax rates, laws, regulations or rulings; changes in customer growth rates, average monthly revenue per user, churn rates, roaming revenue and terms, the availability of wireless devices, or the mix of services and products offered by U.S. Cellular and TDS Telecom. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K Current Report used by TDS to furnish this press release to the Securities and Exchange Commission, which are incorporated by reference herein.

For more information about TDS and its subsidiaries, visit:

TDS: www.tdsinc.com

U.S. Cellular: www.uscellular.com

TDS Telecom: www.tdstelecom.com

OneNeck IT Solutions: www.oneneck.com

United States Cellular Corporation
Summary Operating Data (Unaudited)

As of or for the Quarter Ended		6/30/2018(1)	3/31/2018(1)	12/31/2017	9/30/2017	6/30/2017
Retail Connections
Postpaid
	Total at end of period	4,468,000	4,481,000	4,518,000	4,513,000	4,478,000
	Gross additions	146,000	129,000	177,000	191,000	174,000
	Feature phones	5,000	5,000	5,000	7,000	7,000
	Smartphones	106,000	91,000	128,000	132,000	116,000
	Connected devices	35,000	33,000	44,000	52,000	51,000
	Net additions (losses)	(13,000)	(37,000)	5,000	35,000	23,000
	Feature phones	(12,000)	(15,000)	(15,000)	(15,000)	(15,000)
	Smartphones	17,000	(1,000)	33,000	44,000	34,000
	Connected devices	(18,000)	(21,000)	(13,000)	6,000	4,000
	ARPU (2)	$44.74	$44.34	$44.12	$43.41	$44.60
	ABPU (Non-GAAP)(3)	$57.75	$57.10	$56.69	$54.71	$55.19
	ARPA (4)	$118.57	$118.22	$118.05	$116.36	$119.73
	ABPA (Non-GAAP)(5)	$153.03	$152.26	$151.68	$146.65	$148.15
	Churn rate (6)	1.19%	1.23%	1.27%	1.16%	1.13%
	Handsets	0.92%	0.97%	1.00%	0.96%	0.91%
	Connected devices	2.85%	2.79%	2.84%	2.33%	2.35%
Prepaid
	Total at end of period	527,000	525,000	519,000	515,000	484,000
	Gross additions	78,000	88,000	83,000	102,000	73,000
	Net additions	2,000	6,000	4,000	31,000	3,000
	ARPU (2)	$32.32	$31.78	$32.42	$33.12	$33.52
	Churn rate (6)	4.83%	5.27%	5.09%	4.75%	4.93%
Total connections at end of period (7)		5,051,000	5,063,000	5,096,000	5,089,000	5,023,000
Market penetration at end of period
Consolidated operating population		31,469,000	31,469,000	31,834,000	31,834,000	32,089,000
Consolidated operating penetration (8)		16%	16%	16%	16%	16%
Capital expenditures (millions)		$86	$70	$213	$112	$84
Total cell sites in service		6,478	6,473	6,460	6,436	6,421
Owned towers		4,105	4,099	4,080	4,051	4,044

(1)

As of January 1, 2018, U.S. Cellular adopted the new revenue recognition standard, ASC 606, using a modified retrospective approach.  Under this method, the new accounting standard is applied only to the most recent period presented.  As a result, 2018 amounts include the impacts of ASC 606, but 2017 amounts remain as previously reported.

(2)

Average Revenue Per User (ARPU) - metric is calculated by dividing a revenue base by an average number of connections and by the number of months in the period.  These revenue bases and connection populations are shown below:

	▪	Postpaid ARPU consists of total postpaid service revenues and postpaid connections.
	▪	Prepaid ARPU consists of total prepaid service revenues and prepaid connections.
(3)

Average Billings Per User (ABPU) - non-GAAP metric is calculated by dividing total postpaid service revenues plus equipment installment plan billings by the average number of postpaid connections and by the number of months in the period.  Refer to the end of this release for a reconciliation of this metric to its most comparable GAAP metric.

(4)	Average Revenue Per Account (ARPA) - metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts and by the number of months in the period.
(5)

Average Billings Per Account (ABPA) - non-GAAP metric is calculated by dividing total postpaid service revenues plus equipment installment plan billings by the average number of postpaid accounts and by the number of months in the period.  Refer to the end of this release for a reconciliation of this metric to its most comparable GAAP metric.

(6)	Churn rate represents the percentage of the connections that disconnect service each month. These rates represent the average monthly churn rate for each respective period.
(7)	Includes reseller and other connections.
(8)	Market penetration is calculated by dividing the number of wireless connections at the end of the period by the total population of consolidated operating markets as estimated by Nielsen.

TDS Telecom
Summary Operating Data (Unaudited)

As of or for the Quarter Ended		6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
TDS Telecom
Wireline
Residential connections
	Voice (1)	282,200	286,000	290,600	298,200	304,600
	Broadband (2)	234,300	230,500	228,600	229,900	230,200
	Video (3)	51,500	50,300	48,600	47,200	46,200
	Wireline residential connections	568,000	566,900	567,700	575,300	581,000

Total residential revenue per connection (4)		$47.22	$47.04	$46.21	$46.07	$46.39

Commercial connections
	Voice (1)	137,300	140,100	143,000	146,900	150,500
	Broadband (2)	20,600	20,600	20,600	20,900	21,000
	managedIP (5)	141,400	143,000	146,500	147,600	149,700
	Video (3)	400	400	–	–	–
	Wireline commercial connections	299,600	304,000	310,100	315,300	321,200

Total Wireline connections		867,700	870,900	877,800	890,700	902,200

Cable
Cable Connections
	Broadband (6)	159,400	156,800	153,300	143,800	140,300
	Video (7)	101,600	100,700	101,800	97,900	97,900
	Voice (8)	62,000	60,600	59,700	58,500	58,500
	managedIP (5)	700	600	400	400	300
	Cable connections	323,700	318,700	315,100	300,600	297,000

Note: Totals may not foot due to rounding differences.

(1)	The individual circuits connecting a customer to Wireline’s central office facilities.
(2)	The number of Wireline customers provided high-capacity data circuits via various technologies, including DSL and dedicated internet circuit technologies.
(3)	The number of Wireline customers provided video services.
(4)

Total residential revenue per connection is calculated by dividing total Wireline residential revenue by the average number of Wireline residential connections and by the number of months in the period.

(5)	The number of telephone handsets, data lines and IP trunks providing communications using IP networking technology.
(6)	Billable number of lines into a building for high-speed data services.
(7)

Generally, a home or business receiving video programming counts as one video connection. In counting bulk residential or commercial connections, such as an apartment building or hotel, connections are counted based on the number of units/rooms within the building receiving service.

(8)	Billable number of lines into a building for voice services.

TDS Telecom
Capital Expenditures (Unaudited)

Quarter Ended	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
(Dollars in millions)
Wireline	$33	$29	$55	$41	$33
Cable	13	11	20	14	12
Total TDS Telecom (1)	$46	$40	$74	$56	$45

Note: Totals may not foot due to rounding differences.

(1)

TDS has re-evaluated internal reporting roles with regard to its HMS business unit and, as a result, has changed its reportable segments.  Effective January 1, 2018, HMS is no longer reported under TDS Telecom.  Prior periods have been recast to conform to the revised presentation.

Telephone and Data Systems, Inc.
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2018 (1)	2017	2018 vs. 2017	2018 (1)	2017	2018 vs. 2017
(Dollars and shares in millions, except per share amounts)
Operating revenues
U.S. Cellular	$974	$963	1%	$1,915	$1,899	1%
TDS Telecom (2)	230	231	-	461	459	-
All Other (2)(3)	51	53	(4)%	104	127	(18)%
	1,255	1,247	1%	2,480	2,485	-
Operating expenses
U.S. Cellular
Expenses excluding depreciation, amortization and accretion	769	800	(4)%	1,492	1,543	(3)%
Depreciation, amortization and accretion	159	155	3%	317	307	3%
(Gain) loss on asset disposals, net	1	5	(84)%	2	9	(75)%
(Gain) loss on license sales and exchanges, net	(11)	(2)	>(100)%	(17)	(19)	8%
	918	958	(4)%	1,794	1,840	(2)%
TDS Telecom (2)
Expenses excluding depreciation, amortization and accretion (4)	158	152	4%	308	300	3%
Depreciation, amortization and accretion	53	48	11%	107	97	11%
(Gain) loss on asset disposals, net	1	1	37%	1	1	(8)%
	212	200	6%	417	398	5%
All Other (2)(3)
Expenses excluding depreciation and amortization (4)	57	53	5%	112	120	(8)%
Depreciation and amortization	8	8	(6)%	17	18	(5)%
	64	62	4%	128	138	(8)%
Total operating expenses	1,194	1,220	(2)%	2,339	2,376	(2)%
Operating income (loss)
U.S. Cellular	56	5	>100%	121	59	>100%
TDS Telecom (2)(4)	18	31	(41)%	43	61	(29)%
All Other (2)(3)(4)	(13)	(9)	(53)%	(23)	(11)	>(100)%
	61	27	>100%	141	109	29%
Investment and other income (expense)
Equity in earnings of unconsolidated entities	40	33	23%	78	65	20%
Interest and dividend income	6	4	65%	11	8	48%
Interest expense	(43)	(43)	(1)%	(86)	(85)	(1)%
Other, net (4)	1	1	(33)%	2	2	(39)%
Total investment and other income (expense) (4)	4	(5)	>100%	5	(10)	>100%
Income before income taxes	65	22	>100%	146	99	47%
Income tax expense	21	10	>100%	45	44	1%
Net income	44	12	>100%	101	55	84%
Less: Net income attributable to noncontrolling interests, net of tax	11	2	>100%	29	8	>100%
Net income available to TDS common shareholders	$33	$10	>100%	$72	$47	52%

Basic weighted average shares outstanding	112	111	1%	112	110	1%
Basic earnings per share available to TDS common shareholders	$0.30	$0.09	>100%	$0.65	$0.43	51%

Diluted weighted average shares outstanding	113	112	1%	113	112	1%
Diluted earnings per share available to TDS common shareholders	$0.29	$0.09	>100%	$0.63	$0.42	50%

Note: Totals may not foot due to rounding differences.
(1)

As of January 1, 2018, TDS adopted the new revenue recognition standard, ASC 606, using a modified retrospective approach. Under this method, the new accounting standard is applied only to the most recent period presented. As a result, 2018 amounts include the impacts of ASC 606, but 2017 amounts remain as previously reported, except as specifically stated.

(2)

TDS has re-evaluated internal reporting roles with regard to its HMS business unit and, as a result, has changed its reportable segments.  Effective January 1, 2018, HMS is no longer reported under TDS Telecom.  Prior periods have been recast to conform to the revised presentation.

(3)	Consists of TDS corporate, intercompany eliminations and all other business operations not included in the U.S. Cellular and TDS Telecom segments.
(4)

ASU 2017-07, regarding net periodic pension cost and net periodic postretirement benefit cost was adopted January 1, 2018, and applied retrospectively.  All prior period numbers have been recast to conform to this standard.

Telephone and Data Systems, Inc.

Consolidated Statement of Cash Flows

(Unaudited)

	Six Months Ended
	June 30,
	2018 (1)	2017
(Dollars in millions)
Cash flows from operating activities
Net income	$101	$55
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	441	422
Bad debts expense	43	49
Stock-based compensation expense	23	22
Deferred income taxes, net	25	(22)
Equity in earnings of unconsolidated entities	(78)	(65)
Distributions from unconsolidated entities	70	65
(Gain) loss on asset disposals, net	3	10
(Gain) loss on license sales and exchanges, net	(17)	(19)
Noncash interest	2	1
Changes in assets and liabilities from operations
Accounts receivable	51	5
Equipment installment plans receivable	(47)	(107)
Inventory	(8)	2
Accounts payable	(50)	(59)
Customer deposits and deferred revenues	(25)	(10)
Accrued taxes	(5)	53
Other assets and liabilities	(66)	(44)
Net cash provided by operating activities	463	358

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(275)	(242)
Cash paid for acquisitions and licenses	(10)	(200)
Cash received for investments	100	–
Cash received from divestitures and exchanges	21	17
Other investing activities	3	1
Net cash used in investing activities	(161)	(424)

Cash flows from financing activities
Repayment of long-term debt	(10)	(6)
TDS Common Shares reissued for benefit plans, net of tax payments	7	(1)
Repurchase of TDS Preferred Shares	–	(1)
Dividends paid to TDS shareholders	(36)	(34)
Payment of debt issuance costs	(1)	–
Distributions to noncontrolling interests	(4)	(2)
Other financing activities	(3)	1
Net cash used in financing activities	(47)	(43)

Net increase (decrease) in cash, cash equivalents and restricted cash	255	(109)

Cash, cash equivalents and restricted cash
Beginning of period	622	904
End of period	$877	$795

(1)

As of January 1, 2018, TDS adopted the new revenue recognition standard, ASC 606, using a modified retrospective approach. Under this method, the new accounting standard is applied only to the most recent period presented. As a result, 2018 amounts include the impacts of ASC 606, but 2017 amounts remain as previously reported.

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

	June 30,	December 31,
	2018 (1)	2017
(Dollars in millions)
Current assets
Cash and cash equivalents	$873	$619
Short-term investments	–	100
Accounts receivable	987	961
Inventory, net	153	145
Prepaid expenses	103	112
Income taxes receivable	1	2
Other current assets	43	27
Total current assets	2,160	1,966

Assets held for sale	1	10

Licenses	2,240	2,232
Goodwill	509	509
Other intangible assets, net	266	279
Investments in unconsolidated entities	477	453

Property, plant and equipment, net	3,259	3,424

Other assets and deferred charges	586	422

Total assets	$9,498	$9,295

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

	June 30,	December 31,
	2018 (1)	2017
(Dollars in millions, except per share amounts)
Current liabilities
Current portion of long-term debt	$20	$20
Accounts payable	296	368
Customer deposits and deferred revenues	165	223
Accrued interest	12	11
Accrued taxes	54	64
Accrued compensation	84	126
Other current liabilities	98	106
Total current liabilities	729	918

Deferred liabilities and credits
Deferred income tax liability, net	636	552
Other deferred liabilities and credits	523	495

Long-term debt, net	2,427	2,437

Noncontrolling interests with redemption features	11	1

Equity
TDS shareholders' equity
Series A Common and Common Shares, par value $.01	1	1
Capital in excess of par value	2,418	2,413
Treasury shares, at cost	(624)	(669)
Accumulated other comprehensive income	(3)	(1)
Retained earnings	2,692	2,525
Total TDS shareholders' equity	4,484	4,269

Noncontrolling interests	688	623

Total equity	5,172	4,892

Total liabilities and equity	$9,498	$9,295

(1)

As of January 1, 2018, TDS adopted the new revenue recognition standard, ASC 606, using a modified retrospective approach.  Under this method, the new accounting standard is applied only to the most recent period presented.  As a result, 2018 amounts include the impacts of ASC 606, but 2017 amounts remain as previously reported.

Balance Sheet Highlights
(Unaudited)

	June 30, 2018
	U.S.	TDS	TDS Corporate	Intercompany	TDS
	Cellular	Telecom	& Other	Eliminations	Consolidated
(Dollars in millions)
Cash and cash equivalents	$596	$23	$254	$–	$873
Affiliated cash investments	–	391	–	(391)	–
	$596	$414	$254	$(391)	$873

Licenses, goodwill and other intangible assets	$2,231	$764	$20	$–	$3,015
Investment in unconsolidated entities	439	4	41	(7)	477
	$2,670	$768	$61	$(7)	$3,492

Property, plant and equipment, net	$2,159	$968	$132	$–	$3,259

Long-term debt, net:
Current portion	$18	$1	$1	$–	$20
Non-current portion	1,614	2	811	–	2,427
	$1,632	$3	$812	$–	$2,447

TDS Telecom Highlights
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2018 (1)	2017	2018 vs. 2017	2018 (1)	2017	2018 vs. 2017
(Dollars in millions)
Wireline
Operating revenues
Residential	$80	$81	(1)%	$160	$160	-
Commercial	46	50	(8)%	94	101	(7)%
Wholesale	46	49	(5)%	94	98	(5)%
Total service revenues	173	180	(4)%	348	359	(3)%
Equipment and product sales	–	–	53%	1	1	39%
	174	181	(4)%	349	360	(3)%
Operating expenses
Cost of services	67	65	2%	131	129	2%
Cost of equipment and products	–	1	(41)%	1	1	(32)%
Selling, general and administrative expenses (2)	50	49	1%	97	97	(1)%
Expenses excluding depreciation, amortization and accretion	117	115	1%	229	227	1%
Depreciation, amortization and accretion	36	37	(4)%	72	76	(5)%
(Gain) loss on asset disposals, net	1	–	94%	1	1	17%
	153	153	-	302	304	(1)%
Operating income (2)	$21	$28	(25)%	$47	$56	(16)%

Cable
Operating revenues
Residential	$47	$41	12%	$92	$82	12%
Commercial	10	9	7%	20	18	10%
	57	51	12%	112	100	12%
Operating expenses
Cost of services	27	24	11%	52	48	9%
Selling, general and administrative expenses	15	13	14%	28	25	10%
Expenses excluding depreciation, amortization and accretion	41	37	12%	80	73	10%
Depreciation, amortization and accretion	18	11	63%	35	21	67%
(Gain) loss on asset disposals, net	–	–	(12)%	1	1	(27)%
	59	48	24%	116	95	22%
Operating income (loss)	$(3)	$3	>(100)%	$(4)	$5	>(100)%

Total TDS Telecom operating income (2)(3)	$18	$31	(41)%	$43	$61	(29)%

Note: Totals may not foot due to rounding differences.

(1)

As of January 1, 2018, TDS adopted the new revenue recognition standard, ASC 606, using a modified retrospective approach. Under this method, the new accounting standard is applied only to the most recent period presented. As a result, 2018 amounts include the impacts of ASC 606, but 2017 amounts remain as previously reported, except as specifically stated.

(2)

ASU 2017-07, regarding net periodic pension cost and net periodic postretirement benefit cost was adopted as of January 1, 2018, and applied retrospectively.  All prior period numbers have been recast to conform to this standard.

(3)

TDS has re-evaluated internal reporting roles with regard to its HMS business unit and, as a result, has changed its reportable segments.  Effective January 1, 2018, HMS is no longer reported under TDS Telecom.  Prior periods have been recast to conform to the revised presentation.

Telephone and Data Systems, Inc.
Financial Measures and Reconciliations

Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
(Dollars in millions)
Cash flows from operating activities (GAAP)	$249	$221	$463	$358
Less: Cash paid for additions to property, plant and equipment	145	115	275	242
Free cash flow (Non-GAAP)(1)	$104	$106	$188	$116

(1)

Management uses Free cash flow as a liquidity measure and it is defined as Cash flows from operating activities less Cash paid for additions to property, plant and equipment.  Free cash flow is a non-GAAP financial measure which TDS believes may be useful to investors and other users of its financial information in evaluating liquidity, specifically, the amount of net cash generated by business operations after deducting Cash paid for additions to property, plant and equipment.

Postpaid ABPU and Postpaid ABPA

U.S. Cellular presents Postpaid ABPU and Postpaid ABPA to reflect the revenue shift from Service revenues to Equipment and product sales resulting from the increased adoption of equipment installment plans.  Postpaid ABPU and Postpaid ABPA, as previously defined herein, are non-GAAP financial measures which U.S. Cellular believes are useful to investors and other users of its financial information in showing trends in both service and equipment and product sales revenues received from customers.

For the Quarter Ended	6/30/2018(1)	3/31/2018(1)	12/31/2017	9/30/2017	6/30/2017
(Dollars and connection counts in millions)
Calculation of Postpaid ARPU
Postpaid service revenues	$600	$598	$598	$586	$597
Average number of postpaid connections	4.47	4.50	4.52	4.50	4.47
Number of months in period	3	3	3	3	3
Postpaid ARPU (GAAP metric)	$44.74	$44.34	$44.12	$43.41	$44.60

Calculation of Postpaid ABPU
Postpaid service revenues	$600	$598	$598	$586	$597
Equipment installment plan billings	174	172	170	152	142
Total billings to postpaid connections	$774	$770	$768	$738	$739
Average number of postpaid connections	4.47	4.50	4.52	4.50	4.47
Number of months in period	3	3	3	3	3
Postpaid ABPU (Non-GAAP metric)	$57.75	$57.10	$56.69	$54.71	$55.19

Calculation of Postpaid ARPA
Postpaid service revenues	$600	$598	$598	$586	$597
Average number of postpaid accounts	1.69	1.69	1.69	1.68	1.66
Number of months in period	3	3	3	3	3
Postpaid ARPA (GAAP metric)	$118.57	$118.22	$118.05	$116.36	$119.73

Calculation of Postpaid ABPA
Postpaid service revenues	$600	$598	$598	$586	$597
Equipment installment plan billings	174	172	170	152	142
Total billings to postpaid accounts	$774	$770	$768	$738	$739
Average number of postpaid accounts	1.69	1.69	1.69	1.68	1.66
Number of months in period	3	3	3	3	3
Postpaid ABPA (Non-GAAP metric)	$153.03	$152.26	$151.68	$146.65	$148.15

(1)

As of January 1, 2018, U.S. Cellular adopted the new revenue recognition standard, ASC 606, using a modified retrospective approach. Under this method, the new accounting standard is applied only to the most recent period presented. As a result, 2018 amounts include the impacts of ASC 606, but 2017 amounts remain as previously reported.